                                Symetra Life Insurance Company
[777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135]
[Mail to: PO Box 674420 | Houston, TX 77267-4420]
[Phone 1-800-796-3872 | www.symetra.com]
POINT TO POINT WITH BUFFER, PARTICIPATION RATE, AND CAP
INDEXED ACCOUNT ENDORSEMENT
This endorsement is attached to and becomes part of the Contract. This endorsement is subject to all of the provisions of the Contract, except as otherwise stated herein. If any provisions of the Contract conflict with this endorsement, the provisions of this endorsement will apply.
The effective date of this endorsement for new Contracts is the Contract Date and for existing contracts is the
Endorsement Effective Date.
This endorsement makes certain Indexed Account(s) available for your Contract using the Crediting Method described. We reserve the right to offer any combination of Indexed Accounts using the crediting features described in this endorsement. Certain Indexed Accounts are only available on the Contract Date and may not be available in subsequent Contract Years.
Contract Number:[000000000000]
Owner(s):[John Doe]
Endorsement Effective Date:[01/01/2023]
Guaranteed Minimum Participation Rate:[100%] during the Surrender Charge Period, [100%] thereafter
Guaranteed Minimum Cap: [2.00%] during Surrender Charge Period, [1.00%] thereafter
Indexed Accounts:

Index	Interest Term	Buffer	Initial Allocation	Initial Cap	Initial Participation Rate	Indexed Account Charge
[S&P 500[*]	1 year	10%	20%	15%	100%	-
S&P 500[*]	1 year	10%	-	-	-	1%
Russell 2000[*]	1 year	10%	-	-	-	-
Russell 2000[*]	1 year	10%	-	-	-	1%
Nasdaq 100[*]	1 year	10%	10%	17%	100%	-
Nasdaq 100[*]	1 year	10%	-	-	-	1%
S&P 500[*]	1 year	15%	-	-	-	-
Nasdaq 100[*]	1 year	15%	-	-	-	-
S&P 500[*]	1 year	20%	-	-	-	-
S&P 500[*]	1 year	20%	-	-	-	1%
Russell 2000[*]	1 year	20%	-	-	-	-
Nasdaq 100[*]	1 year	20%	-	-	-	-
S&P 500[*]	1 year	30%	-	-	-	-
S&P 500[*]	1 year	30%	-	-	-	1%
S&P 500[*]	1 year	100%	-	-	-	-
Russell 2000[*]	1 year	100%	-	-	-	-
Nasdaq 100[*]	1 year	100%	-	-	-	-
S&P 500[*]	6 years	10%	-	-	-	-
S&P 500[*]	6 years	10%	-	-	-	1%
Russell 2000[*]	6 years	10%	-	-	-	-
Russell 2000[*]	6 years	10%	-	-	-	1%
Nasdaq 100[*]	6 years	10%	-	-	-	-
S&P 500[*]	6 years	20%	-	-	-	-
S&P 500[*]	6 years	20%	-	-	-	1%
(Index Accounts continued)

Index	Interest Term	Buffer	Initial Allocation	Initial Cap	Initial Participation Rate	Indexed Account Charge
Russell 2000[*]	6 years	20%	-	-	-	-
Russell 2000[*]	6 years	20%	-	-	-	1%
Nasdaq 100[*]	6 years	20%	-	-	-	-
S&P 500[*]	6 years	30%	-	-	-	-
S&P 500[*]	6 years	30%	-	-	-	1%
S&P 500[*]	6 years	100%	-	-	-	-
Russell 2000[*]	6 years	100%	-	-	-	-
Nasdaq 100[*]	6 years	100%	-	-	-	-]
Indexes are not available for direct investment, and do not include the payment or reinvestment of dividends in the calculation of its performance unless otherwise noted. [*Includes dividends.]
SECTION 1: DEFINITIONS
Guaranteed Minimum Cap: The minimum Cap applicable to Indexed Accounts available under this endorsement.
Guaranteed Minimum Participation Rate: The minimum Participation Rate applicable to Indexed Accounts available under this endorsement.
Buffer: The maximum negative Index Return that will not result in a negative Adjusted Index Return being credited to the Indexed Account Value at the end of an Interest Term.
Cap: The maximum positive Adjusted Index Return that can be credited to an Indexed Account for an Interest Term.
Participation Rate: A percentage that can be applied to the Index Return for an Interest Term as specified in the
Crediting Method.
SECTION 2: OVERVIEW
We will declare a Participation Rate for each Interest Term. We may also declare a Cap for a given Interest Term if the
Participation Rate is equal to the Guaranteed Minimum Participation Rate. If the Indexed Account will have a Cap for the
Interest Term, we will declare the Cap prior to the beginning of the Interest Term.
If both a Participation Rate and a Cap apply during a given Interest Term, at the end of the Interest Term we apply the
Participation Rate to the Index Return first and then apply the Cap.
Initial Participation Rates and initial Caps shown above are applicable for the initial Interest Term only. Subsequent
Participation Rates and Caps are subject to change for each subsequent Interest Term and may differ from the
Participation Rate and Cap used for new Contracts but will never be less than the Guaranteed Minimum Participation
Rate and the Guaranteed Minimum Cap shown above.
The Indexed Account Charge and Buffer stated above for each respective Indexed Account will not change for the life of the Contract.
SECTION 3: CREDITING METHOD
The Crediting Method applicable to the Indexed Account(s) shown above is the Point to Point with Buffer, Participation
Rate, and Cap method.
To calculate Indexed Interest, we first calculate the Index Return. The Index Return is equal to:
1.the Index Value on the date the current Interest Term ends; minus
2.the Index Value on the date the current Interest Term begins; divided by
3.the Index Value on the date the current Interest Term begins.
Next, we determine the Adjusted Index Return by applying the Buffer, Participation Rate, and Cap, if applicable:
If the Index Return is positive or zero:
The Adjusted Index Return is equal to the Index Return multiplied by the Participation Rate, with the result not to exceed the Cap, if applicable.
If the Index Return is negative:
The Adjusted Index Return is equal to the Index Return plus the Buffer, with the result not to exceed zero.
The Adjusted Index Return is then multiplied by the Indexed Account’s Base Value on the last day of the Interest Term.
If an Indexed Account Charge applies to the Indexed Account, it is deducted from the Indexed Account Value after any interest is credited.
SECTION 4: INDEXED ACCOUNTS AVAILABLE AT THE END OF EACH CONTRACT YEAR
Before the end of each Contract Year, we will provide a notice that includes the fixed and Indexed Account options available to you for allocation.
Your current Contract Year will determine the Interest Term of the Indexed Accounts available to you for allocation, as shown in the table below:

Contract Year	Indexed Accounts Available for Allocation
Contract Year 1 (Contract Date)	1-Year and 6-Year Interest Terms
Contract Year 2	1-Year and 5-Year Interest Terms
Contract Year 3	1-Year and 4-Year Interest Terms
Contract Year 4	1-Year and 3-Year Interest Terms
Contract Year 5	1-Year and 2-Year Interest Terms
Contract Year 6 and beyond	1-Year Interest Term
Not all Indexed Account options available for allocation on the Contract Date will be available for allocation in subsequent
Contract Years. After the initial Contract Year, additional Indexed Account options may become available for that Contract
Year, and existing Indexed Account options will be unavailable for additional allocations. You may transfer all or a portion of your Fixed Account Value and/or Indexed Account Value among the Indexed Account options available subject to the conditions in the Transfer section of the Contract.
[Indexed Accounts Available After Contract Date:
The Cap and Participation Rates shown below are the minimum rates that may apply, the actual rates available may be higher.

Index	Interest Term	Buffer	Cap	Participation Rate	Indexed Account Charge
[S&P 500[*]	5 Years	10%	2.00%	100%	-
S&P 500[*]	5 Years	20%	2.00%	100%	-
S&P 500[*]	5 Years	30%	2.00%	100%	-
S&P 500[*]	5 Years	100%	2.00%	100%	-
Russell 2000[*]	5 Years	10%	2.00%	100%	-
Russell 2000[*]	5 Years	20%	2.00%	100%	-
Russell 2000[*]	5 Years	100%	2.00%	100%	-
Nasdaq 100[*]	5 Years	10%	2.00%	100%	-
Nasdaq 100[*]	5 Years	20%	2.00%	100%	-
Nasdaq 100[*]	5 Years	100%	2.00%	100%	-
S&P 500[*]	4 Years	10%	2.00%	100%	-
S&P 500[*]	4 Years	20%	2.00%	100%	-
S&P 500[*]	4 Years	30%	2.00%	100%	-
S&P 500[*]	4 Years	100%	2.00%	100%	-
Russell 2000[*]	4 Years	10%	2.00%	100%	-
Russell 2000[*]	4 Years	20%	2.00%	100%	-
Russell 2000[*]	4 Years	100%	2.00%	100%	-
Nasdaq 100[*]	4 Years	10%	2.00%	100%	-
Nasdaq 100[*]	4 Years	20%	2.00%	100%	-
Nasdaq 100[*]	4 Years	100%	2.00%	100%	-
S&P 500[*]	3 Years	10%	2.00%	100%	-
S&P 500[*]	3 Years	20%	2.00%	100%	-
S&P 500[*]	3 Years	30%	2.00%	100%	-
S&P 500[*]	3 Years	100%	2.00%	100%	-
Russell 2000[*]	3 Years	10%	2.00%	100%	-
Russell 2000[*]	3 Years	20%	2.00%	100%	-
Russell 2000[*]	3 Years	100%	2.00%	100%	-
Nasdaq 100[*]	3 Years	10%	2.00%	100%	-
Nasdaq 100[*]	3 Years	20%	2.00%	100%	-
Nasdaq 100[*]	3 Years	100%	2.00%	100%	-
S&P 500[*]	2 Years	10%	2.00%	100%	-

S&P 500[*]	2 Years	20%	2.00%	100%	-
S&P 500[*]	2 Years	30%	2.00%	100%	-
S&P 500[*]	2 Years	100%	2.00%	100%	-
Russell 2000[*]	2 Years	10%	2.00%	100%	-
Russell 2000[*]	2 Years	20%	2.00%	100%	-
Russell 2000[*]	2 Years	100%	2.00%	100%	-
Nasdaq 100[*]	2 Years	10%	2.00%	100%	-
Nasdaq 100[*]	2 Years	20%	2.00%	100%	-
Nasdaq 100[*]	2 Years	100%	2.00%	100%	-
S&P 500[*]	1 Year	10%	1.00%	100%	-
S&P 500[*]	1 Year	10%	1.00%	100%	1%
S&P 500[*]	1 Year	15%	1.00%	100%	-
S&P 500[*]	1 Year	20%	1.00%	100%	-
S&P 500[*]	1 Year	20%	1.00%	100%	1%
S&P 500[*]	1 Year	30%	1.00%	100%	-
S&P 500[*]	1 Year	30%	1.00%	100%	1%
S&P 500[*]	1 Year	100%	1.00%	100%	-
Russell 2000[*]	1 Year	10%	1.00%	100%	-
Russell 2000[*]	1 Year	10%	1.00%	100%	1%
Russell 2000[*]	1 Year	20%	1.00%	100%	-
Russell 2000[*]	1 Year	100%	1.00%	100%	-
Nasdaq 100[*]	1 Year	10%	1.00%	100%	-
Nasdaq 100[*]	1 Year	10%	1.00%	100%	1%
Nasdaq 100[*]	1 Year	15%	1.00%	100%	-
Nasdaq 100[*]	1 Year	20%	1.00%	100%	-
Nasdaq 100[*]	1 Year	100%	1.00%	100%	-]
Indexes are not available for direct investment, and do not include the payment or reinvestment of dividends in the calculation of its performance unless otherwise noted. [*Includes dividends.] ]
SECTION 5: TERMINATION
This endorsement terminates on the date the Contract terminates.
Symetra Life Insurance Company
[Margaret Meister]
[President]
[INDEX DISCLOSURE]
[Symetra® is a registered service mark of Symetra Life Insurance Company.]